EXHIBIT 1.1

FORM OF UNDERWRITING AGREEMENT

THE FIRST AMERICAN CORPORATION

$150,000,000

• % Senior Notes due •

UNDERWRITING AGREEMENT

                     •, 2004

J.P. MORGAN SECURITIES INC.

[OTHERS]

c/o J.P. Morgan Securities Inc.

270 Park Avenue, 8th Floor

New York, New York 10172

Ladies and Gentlemen:

The First American Corporation, a California corporation (the “Company”), proposes to issue and sell $150,000,000 of its • % Senior Notes due • (the “Notes”). The Notes are to be issued under a Senior Indenture dated as of April 7, 1998, as supplemented by the First Supplemental Indenture dated as of July [    ], 2004, each by and between the Company and Wilmington Trust Company, as trustee (the “Trustee”), (as amended and supplemented, the “Indenture”), the form of which has been filed as an exhibit to the Registration Statement (as defined herein). This is to confirm the agreement concerning the purchase of the Notes from the Company by the several underwriters listed in Schedule I attached hereto (the “Underwriters”) for whom J.P. Morgan Securities Inc. is acting as representative (the “Representative”).

Section 1. Representations and Warranties. The Company represents and warrants to and agrees with the Underwriters that:

(a) The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (file number 333-116855), including a prospectus specifically relating to the Notes pursuant to Rule 424 under the Securities Act of 1933, as amended (the “Securities Act”). The registration statement as amended at the time it becomes effective, including information, if any, deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Securities Act, is hereinafter referred to as the “Registration Statement.”; and as used herein, the term “Preliminary Prospectus” means each prospectus included in the Registration Statement before it becomes effective, any prospectus filed with the Commission pursuant to Rule 424(a) under the Securities Act and the prospectus included in the Registration Statement at the time of its effectiveness that omits Rule 430A Information, and the term “Prospectus” means the prospectus in the form first used to confirm sales of the Notes. The terms “supplement,” “amendment” and “amend” as used herein shall include the filing of all documents deemed to be incorporated by reference in the Prospectus that are filed subsequent to the date of the Underwriting Agreement by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”). If the Company has filed an abbreviated registration statement to register additional debt securities pursuant to Rule 462(b) under the Securities Act (the “Rule 462(b) Registration Statement”), then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462(b) Registration Statement. For purposes of this Agreement, “Effective Time” means the date and time the Registration Statement became effective.

(b) The Registration Statement has been declared effective by the Commission under the Securities Act; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or, to the knowledge of the Company, threatened by the Commission.

(c) The documents incorporated by reference in the Registration Statement, the Preliminary Prospectus and the Prospectus pursuant to Item 12 of Form S-3 under the Securities Act which were filed under the Exchange Act on or before the date of the Registration Statement, the Preliminary Prospectus or the Prospectus as the case may be (the “Exchange Act Reports”), when they were filed with the Commission, conformed in all material respects to the requirements of the Exchange Act and the rules and regulations of the Commission thereunder and none of such documents contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and any further documents so filed and incorporated by reference in the Registration Statement, the Preliminary Prospectus and the Prospectus, when such documents are filed with the Commission, will conform in all material respects to the requirements of the Exchange Act and the rules and regulations of the Commission thereunder and shall not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(d) At the Effective Time, the Registration Statement did, and when the Prospectus is first filed in accordance with Rule 424(b) and on the date of the payment and delivery of the Notes (the “Closing Date”), the Prospectus (and any supplements thereto) will, comply in all material respects with the applicable requirements of the Securities Act and the rules and regulations of the Commission thereunder (the “Rules and Regulations”) and the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and the rules and regulations of the Commission thereunder; at the Effective Time, the Registration Statement did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; at the Effective Time and on the Closing Date, the Indenture conforms in all material respects with the applicable requirements of the Trust Indenture Act and the rules and regulations of the Commission thereunder; and the Prospectus did not and will not on the date of the Prospectus and on the Closing Date (together with any supplement thereto) include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to (i) that part of the Registration Statement which shall constitute the Statement of Eligibility and Qualification (Form T-1) of the Trustee under the Trust Indenture Act or (ii) information contained in or omitted from the Registration Statement or the Prospectus (or any supplement thereto) in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter specifically for use therein as specified in Section 16 hereof (the “Underwriters’ Information”).

(e) The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of California with the power and authority to own, lease and operate its properties, to conduct its business and to execute, deliver and perform its obligations under the Indenture, the Notes and this Agreement (the “Transaction Documents”). Each subsidiary of the Company listed on Schedule 2 hereto (such subsidiaries collectively called the “Material Subsidiaries”) that is a corporation is duly incorporated or organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization with power and authority to own, lease and operate its properties and conduct its business. Each Material Subsidiary that is a limited liability company is duly formed and validly existing under the laws of its jurisdiction of formation with power and authority to own, lease and operate its properties and conduct its business.

(f) The Company and the Material Subsidiaries are duly qualified in or licensed to transact business by, and are in good standing as foreign corporations in, each jurisdiction in which they own or lease real property, maintain an office or conduct their respective businesses and in which the failure, individually or in the aggregate with all other failures to be so licensed or qualified or to be in good standing, would reasonably be expected to have a material adverse effect on the condition (financial or otherwise), results of operations or business of the Company and its subsidiaries taken as a whole (a “Material Adverse Effect”).

(g) As of March 31, 2004, the Company had a duly authorized, issued and outstanding capitalization as set forth in the Prospectus under the caption “Capitalization.”

(h) All of the issued and outstanding shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and nonassessable. All of the outstanding shares of capital stock of each Material Subsidiary that is a corporation have been duly and validly authorized and issued, are fully paid and nonassessable and are owned, directly or indirectly, by the Company free and clear of any pledge, lien, security interest, charge, claim, restriction on voting or transfer or encumbrance of any kind, except that the transfer of ownership of the capital stock of First American Title Insurance Company (“FATICO”) is subject to the prior approval of the California Department of Insurance. The Company owns indirectly 80% of the issued and outstanding membership interests in First American Real Estate Solutions LLC (“FARESLLC”). The membership interests of FARESLLC that are indirectly owned by the Company have been duly and validly authorized and issued and are owned, indirectly, by the Company free and clear of any pledge, lien, security interest, charge, claim, restriction on voting or transfer or encumbrance of any kind, except that the holders of the minority membership interests in FARESLLC have the right to “put” their minority interests to the Company and the Company has the right to “call” such minority interests. All of the Company’s capital contributions required by FARESLLC’s operating agreement have been made and no future capital contributions are required of the Company or any of its subsidiaries.

(i) The Company has full right, power and authority to execute and deliver the Transaction Documents and to perform its obligations thereunder; and all action required to be taken by the Company for the due and proper authorization, execution and delivery of the Transaction Documents and the consummation of the transactions contemplated thereby have been duly and validly taken.

(j) This Agreement has been duly authorized, executed and delivered by the Company and is a legal, valid and binding agreement of the Company enforceable against the Company in accordance with its terms, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors’ rights generally and by general equitable principles (whether considered in a proceeding in equity or at law) (the “Enforceability Exceptions”).

(k) The Indenture has been duly authorized by the Company and on the Closing Date, the Indenture will be qualified under the Trust Indenture Act and will have been duly authorized, executed and delivered by the Company and, assuming due authorization, execution and delivery thereof by the Indenture Trustee (as defined in the Indenture), will constitute a valid and legally binding agreement of the Company enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by the Enforceability Exceptions.

(l) The Notes have been duly authorized by the Company and, when duly executed, authenticated, issued, paid for and delivered as provided in the Indenture, and the Company Order (as defined in the Indenture) relating to the Notes, dated as of the Closing Date, will be duly and validly issued and outstanding and will constitute valid and legally binding obligations of the Company entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by the Enforceability Exceptions.

(m) The Transaction Documents conform in all material respects to the description thereof contained in the Prospectus.

(n) PricewaterhouseCoopers LLP, who is reporting upon the financial statements incorporated by reference in the Prospectus, are and were independent public accountants as required by the Securities Act and the Rules and Regulations during the periods covered by the financial statements which are incorporated by reference in the Registration Statement and the Prospectus.

(o) The consolidated financial statements of the Company incorporated by reference in the Registration Statement and the Prospectus fairly present in all material respects the financial condition of the Company and its consolidated subsidiaries as of the respective dates indicated and the consolidated results of operations and changes in shareholders’ equity of the Company and its consolidated subsidiaries for the periods specified. The consolidated financial statements of the Company incorporated by reference in the Registration Statement and the Prospectus have been prepared in all material respects in conformity with generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved (except as indicated in the notes thereto), and the supporting schedules, if any, incorporated by reference in the Registration Statement and the Prospectus present fairly in accordance with GAAP, if so required, the information required to be stated therein. The summary historical consolidated financial data of the Company included in the Registration Statement and the Prospectus fairly present in all material respects the information shown therein as of the dates stated therein and have been compiled on a basis consistent with that of the consolidated audited financial statements of the Company incorporated by reference in the Registration Statement and the Prospectus.

(p) The execution, delivery and performance by the Company of the Transaction Documents, the issuance, authentication, sale and delivery of the Notes and compliance by the Company with the terms thereof and hereof and the consummation of the transactions contemplated thereby and hereby will not conflict with or result in a breach or violation of any of the material terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries or pursuant to any material indenture, mortgage, deed of trust, loan agreement or other material agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, nor will such actions result in any violation of the provisions of the charter or by-laws of the Company or any of its Material Subsidiaries, or any material statute or any material judgment, order, decree, rule or regulation of any court or arbitrator or governmental agency or body having jurisdiction over the Company or any of its Material Subsidiaries or any of their properties or assets; and no consent, approval, authorization or order of, or filing or registration with, any such court or arbitrator or governmental agency or body under any such statute, judgment, order, decree, rule or regulation is required for the execution, delivery and performance by the Company of the Transaction Documents, the issuance, authentication, sale and delivery of the Notes and compliance by the Company with the terms thereof and hereof and the consummation of the transactions contemplated thereby and hereby except for such consents, approvals, authorizations, registrations or qualifications as may be required under the Exchange Act and applicable state securities laws in connection with the purchase and distribution of the Notes by the Underwriters and such consents, approvals, authorizations, orders, filings, registrations or qualifications which shall have been obtained or made prior to the Closing Date.

(q) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, as amended or supplemented, except as may be otherwise stated therein, and except for the $500 million credit facility currently being negotiated with JPMorgan Chase Bank, as agent for several banks, (i) there has been no material adverse change or any development involving a prospective material adverse change in the condition, financial or otherwise, or in the earnings, business affairs, management or business prospects of the Company, whether or not arising in the ordinary course of business, (ii) the Company has not incurred any material liability or obligation, direct or contingent, other than in the ordinary course of business, (iii) the Company has not entered into any material transaction other than in the ordinary course of business and (iv) except for (x) the issuance of shares of the Company’s common stock pursuant to its stock option plans, 401(k) plan, employee stock purchase plans and stock issued pursuant to acquisitions, (y) the regular quarterly cash dividends declared by the Company to its shareholders and (z) the publicly announced share re-purchase plan, there has not been any material change in the capital stock or long-term debt of the Company, or any dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock. There are no contracts or other documents which are required by the Securities Act or by the Rules and Regulations to be described in the Prospectus or filed as exhibits to the Registration Statement which have not been so described or filed.

(r) There is no legal or governmental proceeding pending to which the Company or any of its subsidiaries is a party or of which any property or assets of the Company or any of its subsidiaries is the subject which, singularly or in the aggregate, if determined adversely to the Company or any of its subsidiaries, could reasonably be expected to have a Material Adverse Effect; and to the best knowledge of the Company, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

(s) No action has been taken and no statute, rule, regulation or order has been enacted, adopted or issued by any governmental agency or body which prevents the issuance of the Notes or suspends the sale of the Notes in any jurisdiction; no injunction, restraining order or order of any nature by any federal or state court of competent jurisdiction has been issued with respect to the Company or any of its subsidiaries which would prevent or suspend the issuance or sale of the Notes or the use of the Prospectus in any jurisdiction; no action, suit or proceeding is pending against or, to the best knowledge of the Company, threatened against or affecting the Company or any of its subsidiaries before any court or arbitrator or any governmental agency, body or official, domestic or foreign, which could reasonably be expected to interfere with or adversely affect the issuance of the Notes or in any manner draw into question the validity or enforceability of or any action taken or to be taken pursuant thereto; and the Company has complied with any and all requests by any securities authority in any jurisdiction for additional information to be included in the Prospectus.

(t) Neither the Company nor any of its Material Subsidiaries is (i) in violation of its charter, by-laws or organizational documents, (ii) in default in any material respect, and no event has occurred which, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any material term, covenant or condition contained in any material indenture, mortgage, deed of trust, loan agreement or other material agreement or instrument to which it is a party or by which it is bound or to which any of its property or assets is subject or (iii) in violation in any material respect of any law, ordinance, governmental rule, regulation or court decree to which it or its property or assets may be subject except where such violation would not have a Material Adverse Effect.

(u) The Company and each of its subsidiaries holds such licenses, certificates, consents, orders, approvals, permits and other authorizations from governmental authorities (including, without limitation, insurance licenses from the insurance regulatory agencies of the various states where it conducts business (“Insurance Licenses”)) which are necessary to own or lease, as the case may be, and to operate their respective properties and to carry on their respective business as presently conducted, except for such licenses, certificates, consents, orders, approvals, permits or other authorizations the failure to hold which could not reasonably be expected to have a Material Adverse Effect; the Company and each of its subsidiaries has fulfilled and performed all obligations necessary to maintain such licenses, certificates, consents, orders, approvals, permits and other authorizations (including, without limitation, the Insurance Licenses), except where the failure to so fulfill or perform such obligations could not reasonably be expected to have a Material Adverse Effect. Except as disclosed in the Registration Statement and Prospectus, there is no pending, or to the best knowledge of the Company threatened, action, suit, proceeding or investigation (and, to the best knowledge of the Company, no facts exist which the Company believes could reasonably be the basis for any such action, suit, proceeding or investigation) that may reasonably be expected to lead to the revocation, termination or suspension of any such license, certificate, consent, order, approval, permit or other authorization (including, without limitation, the Insurance Licenses), except where such revocation, termination or suspension could not reasonably be expected to have a Material Adverse Effect; and no insurance regulatory agency or body has issued any order or decree restricting or prohibiting the payment of dividends by the Company’s insurance company subsidiaries to the Company.

(v) All ceded reinsurance and retrocessional agreements to which the Company’s insurance company subsidiaries are a party are in full force and effect, except where the failure to be in full force and effect would not have a Material Adverse Effect. Neither the Company nor any of such subsidiaries has received any notice from any of the other parties to such agreements that such other party intends not to perform in any material respect such agreement and none of the Company and such subsidiaries has any reason to believe that any of the other parties to such agreements will be unable to perform such agreements, except to the extent that (i) the Company or such subsidiary has established appropriate reserves on its financial statements or (ii) such nonperformance could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; and each of the Company and its insurance company subsidiaries is entitled to give effect in its underwriting results in its most recently filed statutory financial statements in conformity with the insurance department of the state of domicile of each such subsidiary in effect at such time of preparation for reinsurance ceded pursuant to such agreements.

(w) The Company is not, and is not directly or indirectly controlled by, or acting on behalf of any person which is, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(x) Other than pursuant to this Agreement or as disclosed in the Prospectus under the caption “Underwriting”, there are no contracts, agreements or understandings between the Company and any person that give rise to a valid claim against the Company or any Underwriter for a brokerage commission, finder’s fee or other like payment.

(y) Except as described in the Registration Statement and the Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the Registration Company Statement.

(z) The Company is in compliance in all material respects with the applicable provisions of the Sarbanes-Oxley Act of 2002 that are effective and the rules and regulations of the Commission that have been adopted and are effective thereunder.

(aa) The Company has not taken, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Notes.

Section 2. Purchase of the Notes by the Underwriters. (a) The Company agrees to issue and sell the Notes to the several Underwriters as provided in this Agreement, and each Underwriter, on the basis of the representations, warranties and agreements set forth herein and subject to the terms and conditions set forth herein, agrees, severally and not jointly, to purchase from the Company the respective principal amount of Notes set forth opposite such Underwriter’s name in Schedule I hereto at a price equal to             % of the principal amount thereof plus accrued and unpaid interest, if any, from             , 200   to the Closing Date. The Company will not be obligated to deliver any of the Notes except upon payment for all the Notes to be purchased as provided herein.

(b) The Company understands that the Underwriters intend to make a public offering of the Notes as soon after the effectiveness of this Agreement as in the judgment of the Representative is advisable, and initially to offer the Notes on the terms set forth in the Prospectus. The Company acknowledges and agrees that the Underwriters may offer and sell Notes to or through any affiliate of an Underwriter and that any such affiliate may offer and sell Notes purchased by it to or through any Underwriter.

Section 3. Delivery of and Payment for the Notes. (a) Payment for and delivery of the Notes will be made at the offices of Simpson Thacher & Bartlett LLP, 425 Lexington Ave., New York, New York 10017 at 10:00 A.M., New York City time, on                          , 2004, or at such other time or place on the same or such other date, not later than the fifth business day thereafter, as the Representative and the Company may agree upon in writing.

(b) Payment for the Notes shall be made on the Closing Date by wire transfer in immediately available funds to the account(s) specified by the Company to the Representative against delivery to the nominee of The Depository Trust Company, for the account of the Underwriters, of one or more global notes representing the Notes (collectively, the “Global Note”), with any transfer taxes payable in connection with the sale of the Notes duly paid by the Company. The Global Note will be made available for inspection by the Representative not later than 1:00 P.M., New York City time, on the business day prior to the Closing Date.

(c) It is understood that each Underwriter has authorized the Representative, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Notes that it has agreed to purchase. The Representative may (but shall not be obligated to) make payment of the purchase price for the Notes to be purchased by any Underwriter other than the Representative whose funds shall not have been received by the Closing Date, but such payment shall not relieve such Underwriter from its obligations hereunder.

Section 4. Further Agreements of the Company. The Company agrees with each of the Underwriters as follows:

(a) (i) to prepare the Rule 462(b) Registration Statement, if necessary, in a form approved by the Representative, to file such Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) of the Rules and Regulations by 10:00 a.m., New York City time, on the business day following the date of determination of the public offering price and, at the time of filing, either to pay the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Rules and Regulations and (ii) to file the Prospectus with the Commission pursuant to and in accordance with subparagraph (1) of Rule 424(b) within the time period prescribed by such rule, and provide evidence satisfactory to the Representative of such timely filing;

(b) To file promptly all reports and any definitive proxy or information statement required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a Prospectus is required in connection with the offering of the Notes;

(c) Prior to filing with the Commission any (i) amendment to the Registration Statement (including any Rule 462(b) Registration Statement) or supplement to the Prospectus, (ii) any document incorporated by reference in the Prospectus or (iii) any Prospectus pursuant to Rule 424 of the Rules and Regulations, to furnish a copy thereof to the Representative and counsel for the Underwriters, and not to file any such document to which the Representative shall reasonably object after having been given reasonable notice of the proposed filing thereof unless the Company is required by law to make such filing;

(d) To advise the Representative promptly, and confirm such advice in writing if requested by the Representative, (i) when the Registration Statement has become effective; (ii) when any amendment to the Registration Statement has been filed or becomes effective; (iii) when any supplement to the Prospectus or any amendment to the Prospectus has been filed; (iv) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or the receipt of any comments from the Commission relating to the Registration Statement or any other request by the Commission for any additional information; (v) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose; (vi) of any order preventing or suspending the use of any prospectus relating to the Notes; (vii) of the suspension of the qualification of the Notes for offering or sale in any jurisdiction, and (vii) of the initiation or threatening of any proceeding for any such purpose; and to use its best efforts to prevent the issuance of any stop order or of any such order preventing or suspending the use of any prospectus relating to the Notes or suspending any such qualification and, if any such stop order or order of suspension is issued, to obtain the lifting thereof at the earliest possible time;

(e) To furnish promptly to the Representative and counsel for the Underwriters a signed copy of the Registration Statement as originally filed with the Commission and each amendment thereto filed with the Commission, including all consents and exhibits filed therewith; and to deliver promptly without charge to the Underwriters such number of the following documents as the Underwriters from time to time may reasonably request: (i) conformed copies of the Registration Statement as originally filed with the Commission and each amendment thereto (in each case excluding exhibits other than this Agreement, the Indenture and the computation of the ratio of earnings to fixed charges), (ii) each Preliminary Prospectus, the Prospectus and any amended or supplemented Prospectus and (iii) any document incorporated by reference in the Prospectus (excluding exhibits thereto);

(f) If the delivery of a prospectus is required at any time in connection with the sale of the Notes and if at such time any events shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or if for any other reason it shall be necessary at such time to amend or supplement the Prospectus in order to comply with the Securities Act or the Exchange Act, then to notify the Representative immediately thereof, and promptly to prepare and, subject to Section 4(c) hereof, file with the Commission an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance;

(g) To file promptly with the Commission any amendment to the Registration Statement or the Prospectus or any supplement to the Prospectus that may, in the reasonable judgment of the Company or the Representative, be required by the Securities Act or requested by the Commission or advisable in connection with the distribution of the Notes;

(h) As soon as practicable to make generally available to the Company’s security holders and to deliver to the Representative an earning statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Securities Act and the Rules and Regulations (including Rule 158);

(i) Promptly, from time to time, to take such action as the Representative may reasonably request to qualify the Notes for offering and sale under the securities laws of such jurisdictions as the Representative may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Notes; provided that in connection therewith the Company shall not be required to qualify as a foreign corporation in any jurisdiction in which they are not so qualified or to file a general consent to service of process in any jurisdiction;

(j) The Company shall apply the net proceeds of its sale of the Notes as set forth in the Prospectus;

(k) For a period of 30 days from the date of the Prospectus, not to offer for sale, sell, contract to sell or otherwise dispose of, directly or indirectly, or file a registration statement for, or announce any offering of, any debt securities (or securities convertible into debt securities) of the Company (other than the Notes in connection herewith) without the prior written consent of the Representative; and

(l) The Company will not take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Notes.

Section 5. Conditions of Underwriters’ Obligations. The obligation of each Underwriter to purchase Notes on the Closing Date as provided herein is subject to the performance by the Company of its covenants and other obligations required hereunder to be performed on or prior to the Closing Date and to the following additional conditions:

(a) If a post-effective amendment to the Registration Statement is required to be filed under the Securities Act, such post-effective amendment shall have become effective, and the Representative shall have received notice thereof, not later than 5:00 P.M., New York City time, on the date hereof; no order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose shall be pending before or threatened by the Commission; the Prospectus shall have been timely filed with the Commission under the Securities Act and in accordance with Section 4(a) hereof; and all requests by the Commission for additional information shall have been complied with to the reasonable satisfaction of the Representative.

(b) The representations and warranties of the Company contained herein shall be true and correct on the date hereof and on and as of the Closing Date; and the statements of the Company and its officers made in any certificates delivered pursuant to this Agreement shall be true and correct on and as of the Closing Date.

(c) Subsequent to the execution and delivery of this Agreement, (i) no downgrading shall have occurred in the rating accorded the Notes or any other debt securities or preferred stock of or guaranteed by the Company or any of its subsidiaries by any “nationally recognized statistical rating organization”, as such term is defined by the Commission for purposes of Rule 436(g)(2) under the Securities Act and (ii) no such organization shall have publicly announced that it has under surveillance or review, or has changed its outlook with respect to, its rating of the Notes or of any other debt securities or preferred stock of or guaranteed by the Company or any of its subsidiaries (other than an announcement with positive implications of a possible upgrading).

(d) Subsequent to the execution and delivery of this Agreement or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment or supplement thereto) and the Prospectus (exclusive of any amendment or supplement thereto), there shall not have been any change in the capital stock or long-term debt or any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), results of operations or business or prospects of the Company, its Material Subsidiaries and the Company’s other consolidated subsidiaries taken as a whole, the effect of which, in any such case described above, is, in the judgment of the Representative, so material and adverse as to make it impracticable or inadvisable to proceed with the sale or delivery of the Notes on the terms and in the manner contemplated by this Agreement and in the Prospectus (exclusive of any amendment or supplement thereto).

(e) The Representative shall have received on and as of the Closing Date a certificate of an executive officer of the Company who has specific knowledge of the Company’s financial matters and is satisfactory to the Representative (i) confirming that such officer has carefully reviewed the Registration Statement and the Prospectus and, to the knowledge of such officer, the representations set forth in Section 3 hereof are true and correct, (ii) confirming that the other representations and warranties of the Company in this Agreement are true and correct and that the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date and (iii) to the effect set forth in paragraphs (a) and (c) above.

(f) On the date of this Agreement, PricewaterhouseCoopers LLP shall have furnished to the Representative, at the request of the Company, a letter (the “Initial Letter”), dated the date of delivery thereof and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representative substantially in the form previously furnished to the Underwriters, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus; on the Closing Date, PricewaterhouseCoopers LLP shall have furnished to the Representative, at the request of the Company, a bring down of the Initial Letter, dated the Closing Date and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representative, containing statements and information of the type customarily included in the accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus provided that the letter delivered on the Closing Date shall use a “cut-off” date no more than three business days prior to the Closing Date.

(g) White & Case LLP, counsel for the Company, shall have furnished to the Representative, at the request of the Company, their written opinion, dated the Closing Date and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representative, to the effect set forth in Annex A hereto.

(h) Ken DeGiorgio shall have furnished to the Underwriters his written opinion, as General Counsel to the Company, addressed to the Underwriters and dated the Closing Date, in form and substance reasonably satisfactory to the Underwriters, substantially in the form of Annex B hereto.

(i) The Representative shall have received on and as of the Closing Date an opinion of Simpson Thacher & Bartlett, counsel for the Underwriters, with respect to such matters as the

Representative may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

(j) No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date, prevent the issuance or sale of the Notes; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date, prevent the issuance or sale of the Notes.

(k) The Representative shall have received on and as of the Closing Date satisfactory evidence of the good standing of the Company in its respective jurisdiction of organization and its good standing in such other jurisdictions as the Representative may reasonably request, in each case in writing or any standard form of telecommunication from the appropriate governmental authorities of such jurisdictions.

(l) None of the Underwriters shall have discovered and disclosed to the Company on or prior to the Closing Date that the Prospectus or any amendment or supplement thereto contains an untrue statement of a fact which, in the opinion of counsel for the Underwriters, is material or omits to state any fact which, in the opinion of such counsel, is material and is required to be stated therein or is necessary to make the statements therein not misleading.

(m) Subsequent to the execution and delivery of this Agreement (i) no downgrading shall have occurred in the rating accorded the Notes or any of the Company’s debt securities or preferred stock by any “nationally recognized statistical rating organization”, as such term is defined by the Commission for purposes of Rule 436(g)(2) of the Rules and Regulations and (ii) no such organization shall have publicly announced that it has under surveillance or review (other than an announcement with positive implications of a possible upgrading), its rating of the Notes or any of the Company’s debt securities or preferred stock.

Section 6. Termination. This Agreement may be terminated in the absolute discretion of the Representative, by notice to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on the New York Stock Exchange or the over-the-counter market; (ii) trading of any securities issued or guaranteed by the Company shall have been suspended on any exchange or in any over-the-counter market; (iii) a general moratorium on commercial banking activities shall have been declared by federal or New York State authorities; or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis, either within or outside the United States, that, in the judgment of the Representative, is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Notes on the terms and in the manner contemplated by this Agreement and the Prospectus.

Section 7. Defaulting Underwriters. (a) If, on the Closing Date, any Underwriter defaults in the performance of its obligations under this Agreement, the non-defaulting Underwriters may make arrangements for the purchase of the Notes which such defaulting Underwriter agreed but failed to purchase by other persons satisfactory to the Company and the non-defaulting Underwriters, but if no such arrangements are made within 36 hours after such default, this Agreement shall terminate without liability on the part of the non-defaulting Underwriters, or the Company, except that the Company will continue to be liable for the payment of expenses of the non-defaulting Underwriters to the extent set forth in Sections 8 and 12 hereof and except that the provisions of Sections 9 and 10 hereof as they relate to non-defaulting Underwriters shall not terminate and shall remain in effect. As used in this Agreement, the term “Underwriter” includes, for all purposes of this Agreement unless the context otherwise requires, any party not listed in Schedule 1 hereto that, pursuant to this Section 7, purchases Notes which a defaulting Underwriter agreed but failed to purchase.

(b) Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Company or any non-defaulting Underwriter for damages caused by its default. If other persons are obligated or agree to purchase the Notes of a defaulting Underwriter, either the non-defaulting Underwriters or the Company may postpone the Closing Date for up to seven full business days in order to effect any changes that in the opinion of counsel for the Company or counsel for the Underwriters may be necessary in the Registration Statement, the Prospectus or in any other document or arrangement, and the Company agrees to file promptly any amendment or supplement to the Registration Statement or the Prospectus that effects any such changes.

Section 8. Reimbursement of Underwriters’ Expenses. If (a) this Agreement shall have been terminated pursuant to Section 7, (b) the Company shall fail to tender any of the Notes for delivery to the Underwriters for any reason permitted under this Agreement or (c) the Underwriters shall decline to purchase the Notes for any reason permitted under this Agreement, the Company shall reimburse the Underwriters for such out-of-pocket expenses (including reasonable fees and disbursements of counsel) as shall have been reasonably incurred by the Underwriters in connection with this Agreement and the proposed purchase and resale of the Notes. If this Agreement is terminated pursuant to Section 7 by reason of the default of one or more of the Underwriters, the Company shall not be obligated to reimburse any defaulting Underwriter on account of such expenses.

Section 9. Indemnification and Contribution. (a) The Company agrees to indemnify and hold harmless each Underwriter, its affiliates, directors and officers and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, reasonable legal fees and other reasonable expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, that arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus (or any amendment or supplement thereto) or any Preliminary Prospectus, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representative expressly for use therein; provided, that with respect to any such untrue statement in or omission from any Preliminary Prospectus, the indemnity agreement contained in this paragraph (a) shall not inure to the benefit of any Underwriter to the extent that the sale to the person asserting any such loss, claim, damage or liability was an initial resale by such Underwriter and any such loss, claim, damage or liability of or with respect to such Underwriter results from the fact that both (i) to the extent required by applicable law, a copy of the Prospectus was not sent or given to such person at or prior to the written confirmation of the sale of such Notes to such person and (ii) the untrue statement in or omission from such Preliminary Prospectus was corrected in the Prospectus unless, in either case, such failure to deliver the Prospectus was a result of non-compliance by the Company with the provisions of Section 4 hereof.

(b) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to such Underwriter furnished to the Company in writing by such Underwriter through the Representative expressly for use in the Registration Statement and the Prospectus (or any amendment or supplement thereto) or any Preliminary Prospectus, it being understood and agreed that the only such information consists of the information identified in the Underwriting Agreement as being provided by the Underwriters.

(c) If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to either paragraph (a) or (b) above, such person (the “Indemnified Person”) shall promptly notify the person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under this Section 9 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under this Section 9. If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person to represent the Indemnified Person and any others entitled to indemnification pursuant to this Section 9 that the Indemnifying Person may designate in such proceeding and shall pay the fees and expenses of such counsel related to such proceeding as required by (a) and (b) above, as applicable, and shall assume the defense thereof. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary in writing; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded (based on the written advice of counsel to the Indemnified Party) that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would (based on the written advice of counsel to the Indemnified Party) be inappropriate due to actual or potential differing interests between them. It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons. Any such separate firm for any Underwriter, its affiliates, directors and officers and any control persons of such Underwriter shall be designated in writing by J.P. Morgan Securities Inc. and any such separate firm for the Company, its directors, its officers who signed the Registration Statement and any control persons of the Company shall be designated in writing by the Company. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its prior written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment in accordance with paragraphs (a) and (b) above. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested that an Indemnifying Person reimburse the Indemnified Person for fees and expenses of counsel as contemplated by this paragraph, the Indemnifying Person shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by the Indemnifying Person of such request and (ii) the Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement. No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (x) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and that are indemnifiable hereunder and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

(d) If the indemnification provided for in paragraphs (a) and (b) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Notes or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same respective proportions as the net proceeds (before deducting expenses) received by the Company from the sale of the Notes and the total underwriting discounts and commissions received by the Underwriters in connection therewith, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate offering price of the Notes. The relative fault of the Company on the one hand and the Underwriters on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e) The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any reasonable legal or other reasonable expenses incurred by such Indemnified Person in connection with any such action or claim. Notwithstanding the provisions of this Section 9, in no event shall an Underwriter be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the offering of the Notes exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 9 are several in proportion to their respective purchase obligations hereunder and not joint.

(f) The remedies provided for in this Section 9 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Indemnified Person at law or in equity.

Section 10. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the Underwriters, the Company and their respective successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except as provided in Section 9 with respect to affiliates, officers, trustees, directors, employees, representatives, agents and controlling persons of the Company and the Underwriters. Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 10, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein. The term “successors” shall not include a purchaser of any of the Notes from any Underwriter merely because of such purchase.

Section 11. Expenses. The Company agrees with the Underwriters to pay (a) the costs incident to the authorization, issuance, sale, preparation and delivery of the Notes and any taxes payable in that connection; (b) the costs incident to the preparation, printing and filing under the Securities Act of the Registration Statement, all Preliminary Prospectuses and the Prospectus and any amendments and exhibits thereto (including the filing fees of the Commission); (c) the costs of distributing the Registration Statement as originally filed and each amendment thereto and any post-effective amendments thereof (including, in each case, exhibits), any Preliminary Prospectuses, the Prospectus and any amendment or supplement to the Prospectus, all as provided in this Agreement; (d) the costs of printing, reproducing and distributing the Indenture, the Notes and this Agreement and any other underwriting and selling group documents by mail, telex or other means of communications; (e) the costs incident to the preparation, printing and delivery of the certificates evidencing the Notes, including stamp duties and transfer taxes, if any, payable upon issuance of the Notes; (f) the fees and expenses of the Company’s counsel and independent accountants; (g) the fees and expenses of qualifying the Notes under the securities laws of the several jurisdictions as provided in Section 4(i) and of preparing, printing and distributing Blue Sky Memoranda (including related reasonable fees and expenses of counsel for the Underwriters); (h) any fees charged by rating agencies for rating the Notes; (i) the fees and expenses of the Trustee and any paying agent (including related fees and expenses of any counsel to such parties); (j) the cost of qualifying the Notes with DTC and other costs and expenses incident to the performance of the obligations of the Company under this Agreement which are not otherwise specifically provided for in this Section 11; provided, however, that except as provided in this Section 11 and Section 8, the Underwriters shall pay their own costs and expenses.

Section 12. Survival. The respective indemnities, rights of contribution, representations, warranties and agreements of the Company and the Underwriters contained in this Agreement or made by or on behalf of the Company or the Underwriters pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the Notes and shall remain in full force and effect, regardless of any termination or cancellation of this Agreement or any investigation made by or on behalf of any of them or any of their respective affiliates, officers, directors, employees, representatives, agents or controlling persons.

Section 13. Notices, etc. All statements, requests, notices and agreements hereunder shall be in writing, and:

if to the Underwriters, shall be delivered or sent by mail or telecopy transmission to J.P. Morgan Securities Inc., 270 Park Avenue, New York, New York 10017, Attention: High Grade Debt Capital Markets-8th Floor (telecopier no.: (212) 834-6081); or

if to the Company shall be delivered or sent by mail or telecopy transmission to the address of the Company set forth in the Prospectus, Attention: Ken DeGiorgio (telecopier no.: 714-800-3325);

provided that any notice to the Underwriters pursuant to Section 9(c) shall also be delivered or sent by mail to the Representative at its address set forth on the signature page hereof. Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof. The Company shall be entitled to act and rely upon any request, consent, notice or agreement given or made on behalf of the Underwriters by the Representative.

Section 14. Definition of Terms. For purposes of this Agreement, (a) the term “business day” means any day on which the New York Stock Exchange, Inc. is open for trading, (b) the term “subsidiary” has the meaning set forth in Rule 405 under the Securities Act and (c) except where otherwise expressly provided, the term “affiliate” has the meaning set forth in Rule 405 under the Securities Act.

Section 15. Underwriters’ Information. The parties hereto acknowledge and agree that the Underwriters’ Information consists solely of the statements concerning the Underwriters contained in the third paragraph, the fifth paragraph, the seventh paragraph and the eighth paragraph under the heading “Underwriting.”

Section 16. Authority of the Representative. Any action by the Underwriters hereunder may be taken by J.P. Morgan Securities Inc. on behalf of the Underwriters, and any such action taken by J.P. Morgan Securities Inc. shall be binding upon the Underwriters, and the Company shall be entitled to rely on such action as if it were taken by the Underwriters.

Section 17. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

Section 18. Counterparts. This Agreement may be executed in one or more counterparts (which may include counterparts delivered by telecopier) and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

Section 19. Amendments. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

Section 20. Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to us a counterpart hereof, whereupon this instrument will become a binding agreement between the Company and the Underwriters in accordance with its terms.

Very truly yours,

THE FIRST AMERICAN CORPORATION

By:
Name: Thomas A. Klemens Title: Senior Executive Vice President and Chief Financial Officer

Accepted:

J.P. MORGAN SECURITIES INC. [OTHERS]

By	J.P. MORGAN SECURITIES INC.

By:
Authorized Signatory

Address for notices pursuant to Section 9(c):

J.P. Morgan Securities Inc.

270 Park Avenue

8th Floor

New York, New York 10017

Attention: High Grade Debt Capital Markets

SCHEDULE 1

Underwriters	Principal Amount of Notes
J.P. Morgan Securities Inc.	$•
[OTHERS]	$•

Total	$150,000,000

SCHEDULE 2

Material Subsidiaries

First American Title Insurance Company

First American Real Estate Information Services, Inc.

First American Real Estate Solutions LLC

ANNEX A

Form of White & Case LLP Opinion

White & Case shall have furnished to the Underwriters their written opinion, as counsel to the Company, addressed to the Underwriters and dated the Closing Date, in form and substance reasonably satisfactory to the Underwriters, substantially to the effect set forth below:

(a) The Company has full right, power and authority to execute and deliver each of the Transaction Documents and to perform its obligations thereunder; and all corporate action required to be taken for the due and proper authorization, execution and delivery of the Transaction Documents and the consummation of the transactions contemplated thereby have been duly and validly taken.

(b) This Agreement has been duly authorized, executed and delivered by the Company.

(c) The Indenture has been duly authorized, executed and delivered by the Company, and, assuming due authorization, execution and delivery thereof by the Trustee, the Indenture constitutes a legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, subject to the Enforceability Exceptions.

(d) The Notes have been duly authorized, executed, issued and delivered by the Company and, when the Notes have been duly authenticated by the Trustee under the terms of the Indenture and paid for by the Underwriters in accordance with the terms of this Agreement, will constitute legal, valid and binding obligations of the Company, entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms, subject to the Enforceability Exceptions.

(e) Each Transaction Document conforms in all material respects to the description thereof contained in the Prospectus.

(f) The statements set forth in the Prospectus under the caption “Description of Notes,” insofar as they purport to describe the provisions of the law and documents referred to therein are accurate in all material respects.

(g) The Company is not an “investment company” or a company “controlled by” an investment company within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder, without taking account of any exemption under the Investment Company Act of 1940, as amended, arising out of the number of holders of the Company’s securities.

(h) The Registration Statement was declared effective under the Securities Act and the rules and regulations of the Commission thereunder and the Indenture was qualified under the Trust Indenture Act at [                ] on [                ], 2004; the Prospectus was filed with the Commission pursuant to the subparagraph of Rule 424(b) of the Rules and Regulations specified in such opinion on [                ], 2004; and no stop order suspending the effectiveness of the Registration Statement has been issued and, to such counsel’s knowledge, no proceeding for that purpose is pending or threatened by the Commission;

(i) The Registration Statement, as of the Effective Date, and the Prospectus (including any amendments or supplements thereto) (except for the financial statements and other financial and statistical data included or incorporated by reference therein or omitted therefrom, and other than the Trustee’s Statement of Eligibility on Form T-1, as to which such counsel need not express any opinion), as of its date(s) appear on their face to comply as to form in all material respects with the requirements of the Securities Act and the Rules and Regulations, the Indenture complies as to form in all material respects with the Trust Indenture Act and the rules and regulations of the Commission thereunder and the Exchange Act Reports (other than (a) the financial statements and related schedules therein, including the notes thereto and the auditor’s report thereon and (b) the other financial data that is included or incorporated by

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reference therein, as to which such counsel need not express any opinion), when they became effective or were filed with the Commission, as the case may be, appear on their face to be appropriately responsive in all material respects with the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations thereunder.

In addition, such counsel shall state that, although they have not undertaken, except as otherwise indicated in their opinion, to determine independently, and do not assume any responsibility for the accuracy or completeness of the statements in the Registration Statement and the Prospectus (other than as set forth in paragraphs (e) and (f) above), as counsel for the Company, they reviewed the documents incorporated by reference therein (the “Exchange Act Reports”), participated in the preparation of the Registration Statement and the Prospectus and in discussions with representatives of the Company and its independent public accountants and advised the Company as to the requirements of the Securities Act and the applicable rules and regulations thereunder. Such counsel shall also state that they reviewed certificates of certain officers of the Company and the letter from the Company’s independent accountants. Such counsel shall state that nothing that came to their attention that has caused them to believe that any part of the Registration Statement (including the Exchange Act Reports (except for the financial statements and other financial and statistical data included or incorporated by reference therein or omitted therefrom, and other than the Trustee’s Statement of Eligibility on Form T-1, as to which such counsel need not express any opinion)) as of the Effective Date contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading or that the Prospectus as amended or supplemented (including the Exchange Act Reports) as of its date(s) and as of the Closing Date contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading (it being understood that such counsel need not express an opinion with respect to the financial statements and notes and schedules thereto or any other statistical or financial data included therein (including the Exchange Act Reports)).

ANNEX B

[Form of Opinion of Ken DeGiorgio]

Ken DeGiorgio, General Counsel of the Company, shall have furnished to the Underwriters his written opinion, as general counsel to the Company, addressed to the Underwriters and dated the Closing Date, in form and substance reasonably satisfactory to the Underwriters, substantially to the effect set forth below:

(a) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of California; and the Company and each of its Material Subsidiaries is duly qualified or licensed to do business and is in good standing as a foreign corporation in each jurisdiction in which its ownership or lease of property, maintenance of an office or the conduct of its businesses requires such qualification, and has all power and authority necessary to own or hold its properties and to conduct the businesses in which it is engaged (except where the failure to so qualify or be licensed or have such power or authority would not, singularly or in the aggregate, have a Material Adverse Effect).

(b) The Company has an authorized capitalization as set forth in the Prospectus.

(c) All of the issued and outstanding shares of capital stock of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and were not issued in violation of the preemptive rights of any other stockholder of the Company; and all of the issued and outstanding shares of capital stock of each of the Company’s Material Subsidiaries that is a corporation are owned of record by the Company or one or more of its subsidiaries, and all such shares of such capital stock are duly and validly issued, fully paid and non-assessable, except that the transfer of ownership of the capital stock of First American Title Insurance Company (“FATICO”) is subject to the prior approval of the California Department of Insurance. All of the Company’s capital contributions required by First American Real Estate Solutions LLC’s (“FARESLLC”) operating agreement have been made and no future capital contributions are required of the Company. The Company owns indirectly 80% of the membership interests in FARESLLC free and clear of any pledge, lien, security interest, charge, claim, restriction on voting or transfer or encumbrance of any kind, except that the holders of the minority membership interests in FARESLLC have the right to “put” their minority interests to the Company and the Company has the right to “call” such minority interests.

(d) The execution, delivery and performance by the Company of the Transaction Documents, the issuance, authentication, sale and delivery of the Notes and compliance by the Company with the material terms thereof and the consummation of the transactions contemplated thereby will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, any material indenture, mortgage, deed of trust, loan agreement or other material agreement or instrument to which the Company or any of its subsidiaries or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, nor will such actions result in any violation of the provisions of the charter or by-laws of the Company or any of its Material Subsidiaries or any material statute or any material judgment, order, decree, rule or regulation of any court or arbitrator or governmental agency or body having jurisdiction over the Company or any of its Material Subsidiaries or any of their properties or assets; and no consent, approval, authorization or order of, or filing or registration with, any such court or arbitrator or governmental agency or body under any such statute, judgment, order, decree, rule or regulation is required for the execution, delivery and performance by the Company of the Indenture, the Notes and this Agreement, the issuance, authentication, sale and delivery of the Notes and compliance by the Company with the terms thereof and the consummation of the transactions contemplated thereby, except for (i) the registration of the Notes under the Securities Act, (ii) the qualification of the Indenture under the Trust Indenture Act, (iii) such consents, approvals, authorizations, registrations or qualifications as may be required under the Exchange Act and applicable state securities laws in connection with the purchase and distribution of the Notes by the Underwriters and (iv) such consents, approvals,

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authorizations, orders, filings, registrations or qualifications which shall have been obtained or made prior to the Closing Date.

(e) To the best knowledge of such counsel, there are no pending actions or suits or judicial, arbitral, rule-making, administrative or other proceedings to which the Company or any of its subsidiaries is a party or of which any property or assets of the Company or any of its subsidiaries is the subject which (A) singularly or in the aggregate, if determined adversely to the Company or any of its subsidiaries, could reasonably be expected to have a Material Adverse Effect, (B) questions the validity or enforceability of any of the Transaction Documents or any action taken or to be taken pursuant thereto; or (C) which is required to be disclosed in the Prospectus which is not so disclosed (and any such proceeding as is disclosed in the Prospectus is accurately summarized in all material respects) and, to the best knowledge of such counsel, no such proceedings are threatened or contemplated by governmental authorities or threatened by others. There are no contracts or other documents which are required by the Securities Act or by the Rules and Regulations to be described in the Prospectus or filed as exhibits to the Registration Statement which have not been so described or filed.

(f) Neither the Company nor any of its Material Subsidiaries is (A) in violation of its charter or by-laws, (B) in default in any material respect, and no event has occurred which, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any material term, covenant or condition contained in any material indenture, mortgage, deed of trust, loan agreement or other material agreement or instrument to which it is a party or by which it is bound or to which any of its material property or assets is subject or (C) in violation in any material respect of any law, ordinance, governmental rule, regulation or court decree to which it or its material property or assets may be subject.